Exhibit 10.2

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

Dear Mr Ji Gui Bao

Employment Agreement – Chief Financial Officer

We are pleased to offer you an employment as Chief Financial Officer in Yuanyu Enterprise Management Co., Limited (“the Company”) with effective date subjected to the merge between YYEM and Nasdaq listed company (YYAI.US) is completed and approved by Nasdaq.

Terms and conditions of your employment as follows:-

1. Remuneration

(i) On Appointment, the Company shall pay you basic annual salary of USD$250,000.

(ii) For services less than one month, on a pro-rata basis to the number of days worked.

2. Normal office working hours

The normal working hours are 9 am to 6 pm, Monday to Friday. These start and finish times may be varied depending on the needs of the Company.

3. Probation Period

Your Employment will be subject to a three-month probationary period. Subject to your performance and conduct being satisfactory, your employment will continue following the probationary period in accordance with these terms and conditions of employment.

During your probationary period, you or the Company may terminate your employment by giving one week’s notice or payment of salary in lieu of notice. Following the successful completion of your probationary period, your notice period will be as stated in the Termination clause of this letter.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

4. Facilities

The Company will at its expense provide you with ancillary facilities including desktop computer, on-line data services and broadband internet connection if necessary.

5. Expenses

For those items expressly agreed by the Company, you will be reimbursed against production of receipts or other evidence of payment upon the approval of the Chairman. Examples are: all reasonable travelling, hotel, entertainment and other expenses incurred by you in connection with the business of the Company; as well as research reports or news information agency costs necessary and directly required by business needs.

6. Other Benefits

Paid statutory and banking public holidays will be granted to you. You are also entitled to the discretionary bonus based on the Company overall business performance. Employment benefits will be provided from time to time.

7. Annual Leave

You are entitled to an aggregate of seven (7) working days annual leave in each calendar year. Should your service be less than one calendar year, your leave days will be pro-rata to the length of your service in that year. To carried forward the annual leaves to succeeding calendar years and taking of annual leaves are subject to the approval of the Company.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

8. Performance Review

You should note that it is the Company’s Policy to review your performance. The result of the review and the commission scheme confirmed by both you and the company, if any, will be determined at the discretion of the Company’s management. It is mutually agreed that your employment terms will be reviewed periodically to reflect the changes in your duties and responsibilities.

9. Other Employment

You are not permitted to work for any other corporations during your employment with the Company. For other employments or directorships, you should notify the Company and related regulatory body according to the related regulations and obtain written approval of the Company.

10. Termination of Employment

(i)	This Agreement may be terminated by either party at any time with one (1) month’s prior notice in writing or one (1) month’s salary based solely on the basic salary in Section 1 of this agreement in lieu for termination of appointment. However, this agreement will remain effective until the final salary is received by you.

(ii)	Your appointment may be terminated by the Company immediately at any time without any compensation hereafter on the occurrence of any one or more of the following events;

a)	If you are proved no longer to be fit and proper as defined in the related regulatory body guidelines which affect the competence of your duties;

b)	If you are guilty of any gross default or misconduct in connection with or affecting the business of the Company;

c)	If you are convicted of any arrested criminal offence (other than an offence under road traffic legislation which a fine or non-custodial penalty is imposed) ;

d)	If you are guilty of fraud or dishonesty;

e)	Upon the material breach of any of the terms of this Agreement;

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

11. Exclusive Service

You shall during the terms of your appointment render your professional services exclusively to the Company and you agree not to whether alone or jointly with any other person, firm or company, and whether directly or indirectly, and whether as participator, partner, promoter, director, officer, agent, manager, employee or consultant of, in or to any other person, firm or company:

a)	Compete directly or indirectly with any business of the Company in any territory in which the Company carries on such business; or

b)	Solicit or endeavor to entice away from or discourage from dealing with the Company any person who is or has been a customer or client of the Company during your appointment.

12. Confidentiality

You shall not, during the term of your appointment, disclose to any person or firm or corporation, or make use of, any information concerning the Company’s business, its proprietary business methods or its clients which you may have acquired in the course of, or incidental to, your appointment.

You shall deliver to the Company upon the termination of your appointment all documents belonging to the Company which are then in your possession, including documents prepared, made or copied by you in the course of your appointment.

13. Authority

You shall have no authority to contract on behalf of or in the name of the Company and you will not hold yourself out as having any such authority unless authorized by the Company.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

14. Compliance

You shall at all times comply with all the rules and regulations of the relevant exchanges in Hong Kong or elsewhere and with all relevant statutory enactments, rules and regulations of any relevant authorities and all the company’s policies, rules and regulations from time to time in force.

15. Warranty

You warrant to the Company that you have never been convicted of any criminal offence in Hong Kong or elsewhere and you further agree to inform the company if you are so convicted after execution of this Agreement.

You further warrant that you have not been censured or disciplined in any way by the regulatory body in relation to providing investment advisory and asset management services.

16. Non-Exclusive Jurisdiction

This Agreement shall be governed by the construed in accordance with laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

17. Validity

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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YUANYU ENTERPRISE MANAGEMENT CO., LIMITED	9C, 15F, Tower 3 China Hong Kong City 33 Canton Road Tsim Sha Tsui Kowloon Hong Kong +852 5281 1549

AS WITNESS whereof the parties hereto have caused this Agreement to be executed by themselves or their duly authorized representatives on the day and year first above-written.

Yours sincerely,

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED

Connexa Sports Technologies Inc.

Hongyu Zhou

Chairman

I accept the terms and condition of this agreement.

Ji Gui Bao

YUANYU ENTERPRISE MANAGEMENT CO., LIMITED - Employment Agreement (Ji Gui Bao)

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